Exhibit 10.5

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED HEREIN, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH TRANSFER IS IN COMPLIANCE HEREWITH.

Warrant No. 1	Issue Date: June 30, 2009 (the “Issue Date”)

This certifies that, for value received, FIFTH THIRD BANK, a bank chartered under the laws of the State of Ohio (inclusive of any permitted transferee hereunder, the “Holder”), is entitled to purchase up to 20,378,027 fully paid and nonassessable Underlying Units, subject to adjustment pursuant to Section 3 (as adjusted pursuant to the terms hereof, the “Warrant Units”) of VANTIV HOLDING, LLC (formerly known as FTPS Holding, LLC), a Delaware limited liability company (the “Company”), at the Exercise Price and pursuant to the terms, and subject to the conditions, set forth in this warrant (this “Warrant”).

All capitalized terms used, but not otherwise defined, in this Warrant are defined in Section 10.

1.             Exercisability of Warrant.  This Warrant shall be exercisable, in whole or in part, and from time to time, but not during a Restricted Period, during the period beginning on the Issue Date and terminating at the Expiration Time (such period, the “Warrant Exercise Period”); provided, however, that notwithstanding the existence of a Restricted Period, this Warrant shall be exercisable at any time after (i) the Internal Revenue Service has issued a private letter ruling confirming that the exercise of the Warrant will not cause a capital shift that would result in a taxable event for Vantiv, Inc., a Delaware corporation (“Vantiv”), (ii) the Treasury Department has enacted as final regulations the proposed noncompensatory partnership regulations proposed by REG-103580-02 (published January 22, 2003 and corrected April 1, 2003), in a form that confirms that the exercise of the Warrant will not cause such a capital shift, or (iii) in connection with the exercise of the Warrant, Fifth Third Bank if Fifth Third Bank is the Holder, or such other Holder so long as such other Holder’s creditworthiness is reasonably satisfactory to the Company or, to the extent consented to by Fifth Third Bank, Fifth Third Bank agrees to indemnify the Company and Vantiv for an amount equal to 70% of the taxes payable in respect of any income or gain recognized by the Company or Vantiv (including interest, penalties and additions to tax) resulting from a capital shift resulting from the exercise of the Warrant.

The “Exercise Price” shall be $15.980973 per Warrant Unit and shall be subject to adjustment as set forth in Section 3.  The Company has reserved and will keep available, out of the authorized and unissued Units, the full number of Underlying Units sufficient to provide for the exercise of the rights of purchase represented by this Warrant.  The Company shall promptly take such corporate action as may be necessary from time to time to increase its authorized but unissued Underlying Units to such number as is sufficient for the exercise of this Warrant in its entirety.  Upon issuance and delivery (either against payment or following any net exercise pursuant to the terms of this Warrant), all Warrant Units will be duly authorized and validly issued, free from all preemptive rights of any holder of Underlying Units, and free from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Underlying Units are then listed on any national securities exchange or quoted on NASDAQ, will be duly listed or quoted thereon, as the case may be, at the Company’s expense.  This Warrant shall automatically expire and terminate at, and shall no longer be exercisable after, the Expiration Time.

2.             Method of Exercise.

(a)           Exercise for Cash.  This Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company, (ii) the payment of the Exercise Price in respect of the Warrant Units being purchased and (iii) delivery to the Company of the Form of Subscription attached hereto (or a reasonable facsimile thereof) completed and duly executed by the Holder The Exercise Price may be paid in cash, by wire transfer to an account specified in advance by the Company or by certified or bank cashier’s check.

(b)           Net Exercise.  This Warrant may also be exercised by the Holder, in whole or in part, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Subscription attached hereto (or a reasonable facsimile thereof) completed and duly executed by the Holder and indicating that this Warrant is being net exercised, in which case the Company shall issue to the Holder such number of Warrant Units as is computed using the following formula:

X =	Y * (A - B)
A

where:            X =                             the number of Warrant Units to be issued to the Holder pursuant to this Section 2(b);

Y =                             the number of Warrant Units covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b);

A =                             the Fair Market Value of one Warrant Unit; and

B =                             the Exercise Price in effect under this Warrant at the time such net exercise is made pursuant to this Section 2(b).

(c)           Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected, and the Person entitled to receive the Warrant Units for which this Warrant is exercised shall be treated for all purposes as the holder of record of such Warrant Units, immediately prior to the close of business on the Business Day on which (i) this Warrant was surrendered to the Company, (ii) if such exercise is made for cash pursuant to Section 2(a), the Company received payment of the Exercise Price in respect of the Warrant Units being purchased and (iii) the Company received the Form of Subscription attached hereto (or a reasonable facsimile thereof), all as provided in this Section 2.

(d)           Delivery of Warrant Units and Remainder of Unexercised Warrant.  In the event of any exercise of this Warrant, certificates for the Warrant Units for which this Warrant is exercised will be delivered at the Company’s expense to the Holder within five (5) Business Days after this Warrant is exercised, and unless this Warrant has expired, a new warrant containing identical terms and conditions as contained in this Warrant representing the number of Warrant Units, if any, with respect to which this Warrant was not exercised shall also be issued to the Holder at such time.

(e)           Fractional Units.  No fractional Warrant Units will be issued in connection with any exercise hereunder, but in lieu of such fractional Warrant Units, the Company shall make a cash payment to the Holder in an amount equal to the Fair Market Value of such fractional Warrant Units.

3.             Structural Anti-Dilution Adjustments.  The Exercise Price and the number of Warrant Units as to which this Warrant may be exercised are subject to adjustment from time to time, as provided in this Section 3.

(a)           Adjustment Events.  If the Company (i) fixes a record date for any distribution on its Units other than a Quarterly Distribution (as defined in the LLC Agreement), (ii) forward splits or subdivides its outstanding Units into a greater number of Units, (iii) reverse splits or combines its outstanding Units into a smaller number of Units, (iv) issues new Units below Fair Market Value, (v) effects a Pro Rata Repurchase or (vi) reclassifies or otherwise changes the Units into the same or a different number of securities of any other class or classes of securities of the Company (each of the events described in (i)-(vi), an “Adjustment Event”) then (x) this Warrant will become exercisable for the aggregate number and kind of Warrant Units that the Holder would have owned immediately following such record date (in the case of a distribution) or action if this Warrant had been exercised immediately prior to such record date (in the case of a distribution) or action, and the number of Warrant Units as to which this Warrant may be exercised immediately prior to such record date (in the case of a distribution) or action shall be proportionately adjusted on an equitable basis and (y) the Exercise Price in effect immediately prior to such record date (in the case of a distribution) or action shall be proportionately adjusted on an equitable basis, assuming for purposes of determining the adjustment to the Warrant Units under this Section 3(a) that the aggregate number of Warrant Units for which this Warrant and all warrants issued pursuant to this Warrant are exercisable should equal that number necessary to maintain that percentage of the Units on a fully-diluted basis that the Warrant Units under this Warrant and all warrants issued pursuant to this Warrant represented immediately prior to the Adjustment Event.  Adjustments shall be made successively whenever any event listed above shall occur.

(b)           Effective Time of Adjustment.  An adjustment made pursuant to Section 3(a) shall become effective at the close of business on the record date (in the case of a distribution) or on the effective date of another action referred to in Section 3(a); provided that, in the event that such distribution is not made, the number of Warrant Units or other property for which this Warrant may be exercised and the Exercise Price shall be readjusted, effective as of the date when the Board determines in Good Faith not to make such distribution, to reverse the effect of the applicable adjustment made pursuant to Section 3(a).

(c)           When De Minimis Adjustments May Be Deferred.  No adjustment in the number of Warrant Units as to which this Warrant may be exercised or the Exercise Price need be made until cumulative adjustments would require an increase or decrease of at least 0.5% in the number of Warrant Units as to which this Warrant may be exercised or the Exercise Price then in effect.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

(d)           Rounding.  All calculations under this Section 3 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/100th of a Unit, as the case may be.

(e)           No Impairment.  The Company shall not, by amendment of its certificate of incorporation, bylaws or other organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

4.             Change of Control. In the event of any Change of Control, the Holder shall be entitled and obligated to transfer this Warrant to the acquirer or surviving entity (which, for the sake of clarity, may be the Company or Vantiv) in such Change of Control (the “Acquirer”), and the Acquirer, as a condition to the consummation of such Change of Control transaction, shall be obligated to purchase this Warrant from the Holder, in each case, at an aggregate purchase price equal to the product of (a) the number of Units for which this Warrant is exercisable immediately before such Change of Control, multiplied by (b) the difference, if positive, between (i) the price paid per Unit to the holders of Units (or in the case of Change of Control of Vantiv, the price paid per share of Class A Common Stock) in such Change of Control (as determined based upon the Fair Market Value of the consideration paid, directly or indirectly), minus (ii) the Exercise Price; it being understood that the Holder shall receive the foregoing payment in the same form of consideration (and in the same proportion) as the consideration received by the holders of the Units (or in the case of a Change of Control of Vantiv, the shares of Class A Common Stock), in such Change of Control; it being further understood that if the holders of the Units (or in the case of a Change of Control of Vantiv, shares of Class A Common Stock) have the option to receive all or any of their portion of their consideration in cash or other property, the Holder shall have the same option.  Notwithstanding the foregoing, at the election of the Acquirer, the Acquirer may require that the Holder transfer this Warrant to Vantiv or a subsidiary of Vantiv in connection with the Change of Control for the same per Unit consideration received by the holders of the Units (or in the case of a Change of Control of Vantiv, for the same per share consideration received by the holders of the shares of Class A Common Stock) for each Warrant Unit then issuable under this Warrant pursuant to Section 1.  In the event that in any Change of Control the difference between the price paid per Unit or share of Class A Common Stock, as applicable, in such Change of Control minus the Exercise Price is less than or equal to zero, this Warrant shall automatically expire and terminate, and shall no longer be exercisable, immediately after the consummation of such Change of Control.  The Acquirer shall be entitled to assign its rights to purchase this Warrant so long as such assignment does not adversely affect the Holder; provided that Acquirer shall not be relieved of its obligations hereunder by virtue of such assignment; and provided further that if the stock of Acquirer represents a portion of the purchase price then the Holder shall still receive stock of the Acquirer as provided above despite such assignment.

5.             Notice of Adjustments and Certain Actions.  If (a) (i) the Company proposes to take any action that would require an adjustment pursuant to Section 3 to the Exercise Price and/or the number of Warrant Units as to which this Warrant may be exercised or (ii) an event has occurred that would require the Exercise Price and/or the number of Warrant Units as to which this Warrant may be exercised to be adjusted pursuant to Section 3, (b) there is a proposal for any liquidation or dissolution of Vantiv, the Company, Opco or a significant Subsidiary or (c) the Company or Vantiv proposes to enter into a Change of Control, then, in any such case, the Company shall (x) promptly deliver to the Holder a notice in accordance with Section 12 stating the proposed record date for, or the date of the occurrence of, such event and, in the case of clause (a), the proposed adjustment to the Exercise Price and/or the number of Warrant Units as to which this Warrant may be exercised, showing in reasonable detail the facts upon which such adjustment is based, and (y) file such notice at the principal office of the Company.  In addition, promptly upon request of the Holder following any adjustment pursuant to Section 3 to the number of Warrant Units as to which this Warrant may be exercised and/or the Exercise Price, the Company shall deliver to the Holder a new warrant evidencing such adjustments in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant.  In connection with a Change of Control, the Company shall deliver a notice in accordance with Section 12 within the earlier of five (5) days following the execution of the agreement with respect to such Change of Control and ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Units or shares of Class A Common Stock, as applicable, in the Change of Control, any election with respect to types of consideration that a holder of Units or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control and the percentage of total Units or shares of Class A Common Stock, as applicable, to be transferred to the Acquirer in the Change of Control.  In addition, promptly upon request of the Holder following any Transfer or termination of the Warrant in part but not in whole pursuant to Sections 4, 6(a) or 6(b), the Company shall deliver to the Holder a new warrant evidencing the remaining portion of the Warrant that was neither Transferred nor terminated, in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant, subject to any adjustment to the provisions of the Warrant made pursuant to Section 3.

6.             Transferability of Warrant.

(a)           Mechanics of Transfers. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant.  Subject to satisfaction of the conditions set forth in this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Assignment attached hereto (or a reasonable facsimile thereof) completed and duly executed by the Holder.  Upon such surrender and delivery, the Company shall promptly (i) make, execute and deliver a new warrant or warrants containing identical terms and conditions as contained in this Warrant other than the name(s) of any assignee(s) and the number of Warrant Units represented thereby in the name(s) of the assignee(s) and in the denominations specified in such instrument of assignment, and (ii) make, execute and deliver to the Holder a new warrant representing the number of Warrant Units that were not Transferred and otherwise containing identical terms and conditions as those contained in this Warrant.  Upon such deliveries by the Company, this Warrant shall be canceled.

(b)           Transfer Restrictions.  Before an IPO, the Holder may Transfer all or any part of this Warrant, in each case, upon five (5) days’ prior written notice to the Company, only to:

(i)            a transferee that concurrently acquires a pro rata portion of Class B Units (based on the Class B Units being Transferred by such Holder and its Permitted Affiliates (as defined below) to such transferee in relation to all Class B Units held by the Holder and its Affiliates as of the Closing Date) in accordance with the LLC Agreement; or

(ii)           any of the following Persons: (A) (I) any Person who is a direct or indirect wholly-owned subsidiary of the Holder, (II) any Person who owns, directly or indirectly, one hundred percent (100%) of the equity interests of the Holder prior to such Transfer or (III) any Person that is directly or indirectly wholly owned by a Person who owns, directly or indirectly, one hundred percent (100%) of the equity interests of the Holder prior to such Transfer (any such Person in clauses (I), (II) or (III), a “Permitted Affiliate”); provided that, if at any time such transferee ceases to be a Permitted Affiliate of the Holder, such transferee shall immediately (and, in any event, no later than three (3) Business Days thereafter) Transfer the portion of this Warrant that it holds (in whole but not in part) to a Person that is a Permitted Affiliate of the Holder or to the Holder itself; or (B) any Person, in the event that, as a result of any change in applicable law or the scope of business activities in which the Company and the Subsidiaries are engaged, ownership by the Holder of this Warrant is no longer legally permissible, as determined reasonably and in good faith by the Holder’s legal counsel (provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination); provided that to the extent the Holder is given a time period during which to divest this Warrant pursuant to this clause (B), the Holder shall use its commercially reasonable efforts to transfer this Warrant to an acquirer, if any at such time, of Class B Units as provided under Section 6(b)(i);

except, in the case of each of clauses (i) and (ii), to the extent any such action would, or would be reasonably likely to, result in a violation of applicable law (as determined by the Company’s outside legal counsel, provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination) or the imposition of material and adverse obligations, limitations or conditions on the Company and the Subsidiaries.

Following an IPO, the Holder may Transfer all or any part of this Warrant without restriction except as set forth in Sections 6(a), (c) and (d).

(c)           Tax Matters.  Notwithstanding any provision herein to the contrary, no direct or indirect Transfer of this Warrant shall be permitted during the Restricted Period (and for purposes of this Section 6(c) only, a Restricted Period does not terminate upon a Change of Control) if, after giving effect to such Transfer, the Company would have more than one hundred (100) partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including without limitation, Section 1.7704-1(h)(3)), treating (solely for this purpose) each Holder of this Warrant or any new warrant(s) issued pursuant to this Warrant as a partner, and any such Transfer will be void ab initio, unless legal counsel to the Holder (provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination) renders an opinion to the Company that such Transfer will not cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code.

(d)           Transfer Expenses.  If the Holder proposes to Transfer all or any part of this Warrant in accordance with the terms and conditions hereof, then the Holder shall be responsible for all expenses incurred by such Holder in connection with such Transfer and the Company shall be responsible for all expenses incurred by the Company in connection with such Transfer.

(e)           Invalid Transfers.  Any purported Transfer of this Warrant other than in accordance with the terms of this Warrant shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such Transfer.

(f)            LLC Agreement.  Notwithstanding Section 8.4 of the LLC Agreement, in connection with a proposed Transfer of this Warrant, the Holder may, and the Company shall upon written request and upon receipt of a written confirmation by a proposed transferee to keep the same confidential, provide to such proposed transferee of this Warrant an electronic copy of the LLC Agreement.

7.             Registration Rights.  Upon issuance of any Warrant Units upon the exercise of this Warrant, a Holder (including any subsequent holders) of such Warrant Units shall have the right, upon execution of a joinder to the Registration Rights Agreement, to include all or any portion of the shares of Class A Common Stock for which such Warrant Units are exchangeable in any Registration Statement (as such term is defined in the Registration Rights Agreement) pursuant to the terms, and subject to the conditions, of the Registration Rights Agreement.

8.             No Member Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a Member of the Company prior to the exercise of this Warrant.

9.             Securities Act.

(a)           The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Units issuable upon exercise of this Warrant have been registered under the Securities Act or any applicable state securities laws.  The Holder, by acceptance of this Warrant, represents that it is fully informed as to the applicable limitations upon any distribution or resale of any portion of this Warrant and the Warrant Units under the Securities Act and any applicable state securities laws and agrees not to distribute or resell any portion of this Warrant or any Warrant Units if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance of this Warrant or the Warrant Units to be in violation of the Securities Act or any applicable state securities laws. Any exercise of this Warrant by the Holder shall constitute a representation by the Holder that the Warrant Units are not being acquired with a view to, or for resale in connection with, any distribution or public offering of such Warrant Units in violation of the Securities Act or any applicable state securities laws.

(b)           At all times after the Company has filed a registration statement with the SEC under the Securities Act, the Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder to enable such Holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of the Holder or any holder of a warrant issued pursuant to this Warrant, the Company will deliver to such holder a written statement that it has complied with such requirements.

(c)           Subject to the provision of documentation as the Company may reasonably request, the Company will replace any legended certificates representing Warrant Units with unlegended certificates promptly upon the request by any Holder of Warrant Units at any time after such Warrant Units are registered under the Securities Act or no longer require an exemption from registration under the Securities Act.

10.          Definitions.  The following terms shall have the meanings given to them below.

“Acquirer” has the meaning set forth in Section 4.

“Adjustment Event” has the meaning set forth in Section 3(a).

“Advent Blocker” means Advent-Kong Blocker Corp., a corporation organized under the laws of the State of Delaware and currently known as Vantiv.

“Advent Stockholders” means any investment fund affiliates of Advent International Corporation (or any successor) that hold shares of Class A Common Stock.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person; it being understood that “control” or any version thereof in this definition shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.

“Board” means the Board of Directors of Vantiv.

“Business Day” means any day of the year other than a Saturday, a Sunday or any other day on which national or state banking institutions in Ohio are required or authorized by law to close.

“Change of Control” means: any (i) merger, consolidation or other business combination of the Company or Vantiv (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Company’s or Vantiv’s consolidated business at that time) or any successor or other entity owning or holding substantially all the assets of the Company or Vantiv and their respective Subsidiaries that results in the Members (in the case of the Company) or the Members and the holders of Class A Common Stock (in the case of Vantiv) immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than fifty percent (50%) of the voting power of the Company or Vantiv (or such Subsidiary or Subsidiaries) or any successor or other entity owning or holding substantially all the assets of the Company or Vantiv and their respective Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; it being understood that such ownership shall be evaluated on a combined basis (i.e, on an as converted basis and without regard to any voting power or ownership limitation on FTB and its Affiliates) so that any ownership interest in Vantiv shall be aggregated with any ownership interest in the Company or any other Subsidiary of Vantiv or any such successor; and it being further understood that no Change of Control shall be deemed to occur to the extent the acquirer thereof is any of the Advent Stockholders or their Affiliates or FTB or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a Group with respect to such Change of Control; (ii) transfer, in one or a series of related transactions, of, (x) with respect to the Company or any successor or other entity owning or holding substantially all the assets of the Company and its Subsidiaries, Units (or other equity interests) representing fifty percent (50%) or more of the voting power of the Company (or such Subsidiary or Subsidiaries) or such successor or other entity, to a Person or Group (other than Vantiv and any of its Subsidiaries, the Advent Stockholders or any of their Affiliates or FTB or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a Group with respect to such Change of Control), and (y) with respect to Vantiv or any successor or other entity owning or holding substantially all the assets of Vantiv and its Subsidiaries, shares of Class A Common Stock (or other equity interests) that results in any Person or Group (other than any of Vantiv’s Subsidiaries, the Advent Stockholders or their Affiliates or FTB or its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a Group with respect to such Change of Control) owning or holding, directly or indirectly, (A) shares of Class A Common Stock entitled to elect a majority of the Board or the board of directors of any such successor or other entity or (B) fifty percent (50%) or more of the shares of Class A Common Stock (or equity interests) of Vantiv (or such Subsidiary or Subsidiaries) or any such successor or other entity; it being understood that such ownership shall be evaluated on a combined basis (i.e., , on an as converted basis) so that any ownership interest in Vantiv shall be aggregated with any ownership interest in the Company or any other Subsidiary of Vantiv or any such successor; or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the assets of the Company or Vantiv and their respective Subsidiaries; it being understood that no Change of Control shall be deemed to occur to the extent the acquirer of such assets is any of the Advent Stockholders or their Affiliates or FTB or any of its Affiliates or any Person with whom any of the foregoing has formed a joint venture or has otherwise formed a Group with respect to such Change of Control.  Notwithstanding anything to the contrary contained herein, for purpose of determining whether a Change of Control has occurred, it shall be assumed that all Class B Units have been exchanged for shares of Class A Common Stock (or equity interests of any successor or other entity owning or holding substantially all the assets of Vantiv and its Subsidiaries) immediately prior to any such merger, consolidation, other business combination or transfer and there is no limitation on the voting power or ownership limitation on FTB and its Affiliates. For the avoidance of doubt, an IPO shall not be deemed to be a Change of Control.

“Chosen Courts” has the meaning set forth in Section 13.

“Class A Common Stock” means the Class A common stock of Vantiv.

“Class A Units” means the Class A Units of the Company or any successor thereto.

“Class B Units” means the Class B Units of the Company or any successor thereto.

“Class C Non-Voting Units” means the Class C Non-Voting Units of the Company or any successor thereto.

“Closing Date” means June 30, 2009.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Company” has the meaning set forth in the Preamble and includes any successor thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Price” has the meaning set forth in Section 1.

“Expiration Time” means the earlier of (a) immediately after the consummation of a Change of Control in the event the price paid per Unit in such Change of Control minus the Exercise Price is less than or equal to zero, (b) 5:00 p.m., Cincinnati, Ohio time, on the twentieth (20th) anniversary of the Issue Date and (c) 5:00 p.m., Cincinnati, Ohio time, on the sixtieth (60th) day (subject to extension for an additional sixty (60) days in the event of an extended regulatory review) following the date on which the Put Rights (as defined in the First LLC Agreement) are exercised if (i) the closing of the transactions contemplated by Section 6.3(f) of the First LLC Agreement are not consummated or (ii) the payment contemplated by Section 6.3(f) is not made, in either case, within sixty (60) days (subject to extension for an additional sixty (60) days in the event of an extended regulatory review) following the date on which the Put Rights are exercised; provided that, if the right to exercise the Put Right is disputed in good faith pursuant to Section 6.3(f) of the First LLC Agreement, then in such case the Expiration Time shall occur only when and if the dispute is settled in a manner such that the holders of voting capital stock of Advent Blocker did have the right to exercise the Put Rights.

“Fair Market Value” means, with respect to any asset or security, the fair market value of such asset or security, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arms’-length transaction occurring on the date of the valuation, taking into account the relevant factors, as reasonably determined in Good Faith by the Board at the time of issuance or the entry into the transaction; it being understood that, (i) with respect to a security that is listed on a national securities exchange or quoted on NASDAQ, Fair Market Value shall mean the average of the closing prices of such security over the thirty (30) day period ending one (1) Business Day prior to the date of measurement, and (ii) with respect to a security that is traded over-the-counter, Fair Market Value shall mean the average of the closing bid prices over the thirty (30) day period ending one (1) Business Day prior to the date of measurement.

“First LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 30, 2009.

“FTB” means Fifth Third Bank, a bank chartered under the laws of the State of Ohio.

“Good Faith” means a Person having acted honestly and fairly and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company (as opposed to the interests of a particular Member), and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Group” means “group” (within the meaning of Section 13(d)(3) of the Exchange Act).

“Holder” has the meaning set forth in the Preamble.

“IPO” means the first registered, public offering of shares of Class A Common Stock of Vantiv for cash pursuant to an effective registration statement under the Securities Act, registered on Form S-1 (or any successor form) in which such shares of Class A Common Stock of Vantiv are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“Issue Date” means the date set forth in the Preamble.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time in accordance with its terms.

“Member” means Advent Blocker, FTB, FTPS Partners, LLC and the Persons listed on Schedule I of the LLC Agreement, and each other Person who is hereafter admitted as a Member in accordance with the terms of the LLC Agreement, but only to the extent such Person has not ceased to be a Member pursuant to Section 6.1 of the LLC Agreement.

“Opco” means Fifth Third Processing Solutions, LLC, a Delaware limited liability company and the Company’s wholly-owned Subsidiary, and any successor thereto.

“Original Holder” means any of Advent Blocker, FTB and FTPS Partners, LLC.

“Permitted Affiliate” has the meaning set forth in Section 6(b)(ii).

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.

“Pro Rata Repurchases” means any purchase of Units by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Units, in the case of both (A) or (B), whether for cash,

Units or other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Vantiv and the stockholders listed on the signature pages thereto, dated as of the date hereof, as amended from time to time in accordance with its terms.

“Restricted Period” means any period with respect to which the Company (or any successor thereto) is treated as a partnership for U.S. federal income tax purposes; provided that the Restricted Period shall terminate upon the earlier of (i) a Change of Control, and (ii) in the event Vantiv is no longer a public company owning the Company, the first registered, public offering of Units of the Company for cash pursuant to an effective registration statement under the Securities Act, registered on Form S-1 (or any successor form) in which such Units are sold to one or more underwriters on a firm-commitment basis for reoffering to the public or conversion of the Company or like transaction (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Company’s consolidated business at that time) in anticipation of such an initial public offering (for the avoidance of doubt, the initial public offering of shares of Class A Common Stock shall not be deemed to constitute the initial public offering described in clause (ii)).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company and/or any other Subsidiary or (ii) the Company and/or any other Subsidiary is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.

“Transfer” means, with respect to this Warrant or any Units, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Warrant or Units or any participation or interest therein, whether directly or indirectly, or to agree or commit to do any of the foregoing, and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Warrant or Units or any participation or interest therein, or any agreement or commitment to do any of the foregoing, including in each case through the Transfer of any Person directly holding such Warrant or Units or any direct interest in such Person; it being understood that a Transfer of a controlling interest in any Person holding such Warrant or Units shall be deemed to be a Transfer of such Warrant and all of the Units held by such Person.  Notwithstanding anything to the contrary in this Warrant, no Transfer of an interest in any Person which is a public company or which is a limited partner in any investment entity that holds a direct or indirect interest in an Original Holder shall be deemed to constitute a Transfer of this Warrant or any Units held by such Original Holder unless such Original Holder and such Person are acting in concert with respect to such Transfer or such Original Holder, alone or together with its Affiliates or other Persons with whom it is acting in concert, controls such Person.

“Underlying Unit” means, as applicable, (a) prior to, and except in connection with, following such time as Vantiv is no longer a public company owning the Company the first registered, public offering of Units of the Company for cash pursuant to an effective registration statement under the Securities Act, registered on Form S-1 (or any successor form) in which such Units are sold to one or more underwriters on a firm-commitment basis for reoffering to the public and in which the Class B Units (or their equivalent) are offered or the Class B Units are exchangeable for such Units being offered, a Class C Non-Voting Unit, or (b) upon and after the consummation of such an initial public offering in which the Class B Units (or their equivalent) are offered or the Class B Units are exchangeable for such Units being offered, (i) a Class C Non-Voting Unit or (ii) the common stock or other equity securities for which a Class C Non-Voting Unit has been converted or exchanged of a successor corporation or entity into which the Company is merged.

“Unit” means, a Class A Unit, a Class B Unit, a Class C Non-Voting Unit or any other Underlying Unit, as applicable, and “Units” means the Class A Units, the Class B Units, the Class C Non-Voting Units or any other Underlying Units, collectively or separately.

“Vantiv” has the meaning set forth in Section 1 and includes any successor thereof.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Exercise Period” has the meaning set forth in Section 1.

“Warrant Unit” has the meaning set forth in the Preamble.

11.          Amendment and Waiver.  This Warrant and any provision hereof may be amended only by an instrument in writing signed by the Holder and the Company; provided that if the Company has consented to an amendment of any warrant issued pursuant to this Warrant that is more favorable to the Holder thereof, the Company promptly shall so inform the Holder and such amendment shall apply to this Warrant without further action by the Holder.  This Warrant and any provision hereof may only be waived by a writing signed by the party against whom the waiver is to be effective; provided that if the Company has waived any provision of any warrant issued pursuant to this Warrant, the Company promptly shall so inform the Holders and upon request of any Holder shall execute an instrument in writing consenting to a like waiver of such provision with respect to such Holder.  Notwithstanding anything to the contrary in this Warrant, in the event that all or any part of this Warrant is Transferred to more than one Holder of record in accordance with Section 6, the consent of FTB (for so long as FTB is a Holder) and the Holders of record of a majority of Units then underlying all outstanding warrants derived from this Warrant shall be required to amend any provisions of such warrants, and any such amendment or waiver shall be binding on, and enforceable against, all such Holders.  The failure of any party to enforce any of the provisions of this Warrant shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

12.          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be given at the address or email address set forth on the signature pages to this Warrant.  Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).

13.          Descriptive Headings; Governing Law; Selection of Forum; Waiver of Trial by Jury.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without reference to the conflicts of laws thereof to the extent such reference would direct a matter to another jurisdiction. Each of the Holder and the Company agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Warrant, exclusively in the United States District Court for the Southern District of New York or any New York State court, in each case, sitting in New York County (the “Chosen Courts”), and solely in connection with claims arising under this Warrant (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over such party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 12.  Each of the Holder and the Company irrevocably waives any and all right to trial by jury in any action, suit, demand or proceeding (including counterclaims) arising out of or related to this Warrant.

14.          Lost Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (which evidence may include an affidavit of loss), and (a) in the case of any such loss, theft or destruction, the posting of a bond in an amount reasonably satisfactory to the Company or execution and delivery of an indemnity agreement in a form reasonably satisfactory to the Company and, (b) in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make, execute and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

15.          HSR Filings.  In the event that as a condition to or in connection with the exercise of this Warrant, the Company is required to make any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as in effect from time to time, and the regulations promulgated thereunder, or any similar law, rule or regulation, the Holder shall reimburse the Company for all filing fees and actual and reasonable attorneys fees and other out of pocket expenses incurred in connection with such filing, and the Company’s obligations hereunder with respect to issuing Warrant Units shall not be effective until any applicable waiting period has expired or consent has been obtained.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date.

VANTIV HOLDING, LLC

By.	/s/ Charles D. Drucker
Name: Charles D. Drucker
Title: President and Chief Executive Officer

Address for notice purposes:

c/oVantiv, Inc.
8500 Governor’s Hill Drive
Symmes Township, OH 45249
Attention: General Counsel

With a copy to:

Advent International Corporation
75 State Street
Boston, MA 02109
email: jwestra@adventinternational.com

Acknowledged and agreed as of the Issue Date:

HOLDER:

FIFTH THIRD BANK

By:	/s/ Greg D. Carmichael
	Name:	Greg D. Carmichael
	Title:	EVP & Chief Operating Officer

By:	/s/ Paul L. Reynolds
	Name:	Paul L. Reynolds
	Title:	EVP, Secretary and Chief Risk Officer

Address for notice purposes:

38 Fountain Square Plaza
Cincinnati, OH 45263
email: paul.reynolds@53.com

Form of Subscription

To the Company:

The undersigned holder of the attached Warrant (the “Holder”) hereby (check all that apply):

☐                                    irrevocably elects to purchase for cash                                Warrant Units for an aggregate Exercise Price of $                               , the payment of which amount the Holder is concurrently making to the Company (check all that apply) in cash , by☐ wire transfer , by certified check☐  or by any combination of the☐ foregoing ; and/or☐

☐                                    irrevocably surrenders the right to purchase                               Warrant Units, and a proportionate part of the Warrant and the rights evidenced thereby, in exchange for that number of Warrant Units computed in accordance with the provisions of Section 2(b) of the Warrant; and

requests that such Warrant Units be held (and the related capital contribution be made) in the name of                       whose address is                               .

The Holder hereby represents (i) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrant Units; (ii) that it can bear the economic risk of its investment in the Warrant Units and can afford to lose its entire investment in the Warrant Units; (iii) that it has been furnished the materials relating to its investment in the Warrant Units which it has reasonably requested in connection with its investment; and (iv) that it is acquiring the Warrant Units for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. The Holder agrees that the Warrant Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from the Securities Act and any applicable state securities laws.

The Holder (to the extent not already a party thereto) hereby joins each of the following agreements as if an original party thereto: (i) the Lock-Up Agreement by and among J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement referenced therein, and the stockholders of Vantiv named therein, dated as of March 21, in the capacity of a “stockholder” thereunder, (ii) the Registration Rights Agreement in the capacity of a “Fifth Third Holder” thereunder and (iii) the Exchange Agreement by and among Vantiv, the Company, FTB, FTPS Partners, LLC and such other holders of Class B Units or Class C Non-Voting Units of the Company from time to time party thereto, as amended from time to time in accordance with its terms, in the capacity of a “Holding Unitholder” thereunder.

If the number of Warrant Units purchased is less than all of the Warrant Units evidenced by the Warrant, then the Holder requests that a new warrant representing the remaining Warrant Units subject to the Warrant be issued and delivered to the Holder.

All capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Warrant.

Dated:
(Signature)

(Address)

Form of Assignment

FOR VALUE RECEIVED, the undersigned holder of the attached Warrant (the “Holder”) hereby sells, assigns and transfers all of the rights of the Holder under that portion of the attached Warrant specified below unto the assignee(s) specified below:

Name of Assignee	Address	No. of Warrant Units Underlying the Warrant Subject to Transfer

Dated:
(Signature)

(Address)